Exhibit 13.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
     In connection with the accompanying Annual Report on Form 20-F of Alcatel (the “Company”) for the annual period ended December 31, 2005, as amended by Form 20-F/A (Amendment No. 1) and by Form 20-F/A (Amendment No. 2) thereto (the “Periodic Report”), I, Serge Tchuruk, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge the Periodic Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SERGE TCHURUK
Serge Tchuruk
Chief Executive Officer

Date: August 7, 2006
The foregoing certification is being furnished solely to accompany the Periodic Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.